SUB-ITEM 77I
Terms of new or amended securities



(1)	Effective July 31, 2017, the following classes
were liquidated and are no longer available for purchase.

	NT Emerging Markets Fund
		R6 Class

	NT International Growth Fund
		R6 Class

	NT International Small-Mid Cap Fund
		R6 Class

	NT International Value Fund
		R6 Class

(2)	Effective July 31, 2017 the following classes
were renamed.

	NT Emerging Markets Fund
		Institutional Class renamed G Class

	NT International Growth Fund
		Institutional Class renamed G Class

	NT International Small-Mid Cap Fund
		Institutional Class renamed G Class

	NT International Value Fund
		Institutional Class renamed G Class